Exhibit 2.2
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                    FULFILLMENT AGREEMENT


     This FULFILLMENT AGREEMENT (hereinafter referred to as this "Fulfillment Agreement"), executed on and effective as of the 26th day of July, 1994, by and among THE NEW YORK TIMES COMPANY, a corporation organized and existing under the laws of the State of New York, THE FAMILY CIRCLE, INC., a corporation organized and existing under the laws of the State of Iowa (The New York Times Company and The Family Circle, Inc. hereinafter collectively referred to as "Seller") and GRUNER + JAHR PRINTING AND PUBLISHING CO., a general partnership organized and existing under the laws of the State of Delaware and having its principal offices at 685 Third Avenue, New York, New York 10017, acting through its publishing division, Gruner + Jahr USA Publishing (hereinafter referred to as "Buyer").


                         W I T N E S S E T H:
                         - - - - - - - - - -

     WHEREAS, Buyer and Seller have executed an Asset Purchase
Agreement, dated as of June 17, 1994, (the "Asset Purchase Agreement") providing, inter alia, for the sale by Seller and the purchase by Buyer of certain assets with regard to the publication of certain magazines, commonly referred to as the New York Times Women's
Magazines Group (the "Women's Magazines"); and

     WHEREAS, Section 11.9 of the Asset Purchase Agreement requires that Seller and Buyer enter into an agreement whereby Buyer agrees to act as a representative, on behalf of Seller, to discharge all of Seller's obligations and liabilities for the fulfillment of current subscriptions to the Women's Magazines, to the extent such obligations and liabilities remain unperformed or unfulfilled on, or by their terms continue in effect after the Closing Date, substantially consistent with Seller's past practices (the "Subscription Obligations").

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, Seller and Buyer do hereby mutually covenant and agree as follows:


     Section 1.     Definitions.
                    -----------

     Unless otherwise defined in this Fulfillment Agreement, all capitalized terms used herein shall have the same meanings as ascribed to them in the Asset Purchase Agreement.

     Section 2.     Subscription Services.
                    ---------------------

     Buyer, as representative of Seller, shall discharge or cause to be discharged all of the Subscription Obligations as and when such obligations become due after the Closing Date.

     Section 3.     Term.
                    ----

     This Fulfillment Agreement shall commence on the date first above written and shall continue until the Subscription Obligations are fully discharged.

     Section 4.     Price.
                    -----

     Seller shall pay Buyer to discharge the Subscription Obligations the lump sum of Forty-Eight Million Nine Hundred Twenty-Six Thousand Dollars ($48,926,000), which shall be paid on the Closing Date, by wire transfer, in immediately available funds.

     Section 5.     Force Majeure.
                    -------------

     If performance by Buyer of any of the services herein contracted for is prevented or delayed by strikes, lockouts, fires, embargoes, war or other outbreak of hostilities, acts of Federal, State, local or other governmental agency, or by accident, machinery breakdowns, occurring despite ordinary maintenance, delays of carriers or supplies, public emergency, act of God or any other cause beyond the reasonable control of Buyer, such delay or failure to perform shall not be deemed a breach of this Fulfillment Agreement.

     Section 6.     General Provisions.
                    ------------------

     6.1  Severability.  Each and every provision of this Fulfillment
          ------------
Agreement is intended to be severable. If any provision of this Fulfillment Agreement shall be declared invalid or unenforceable by a decision or judgment of any court of competent jurisdiction, such decision or judgment shall not affect (a) the validity or enfor-ceability of the other provisions of this Fulfillment Agreement in that or any other jurisdiction, or (b) the validity or enforceability of such provision, or of any other provision of this Fulfillment Agreement, in any other jurisdiction. The parties hereto shall negotiate in good faith to replace the invalid or unenforceable provision with a provision which shall be valid and enforceable under such decision or judgment and which, insofar as possible, will achieve the economic results sought to be achieved by the invalid or unenforceable provision; however, if such replacement provision cannot be agreed upon or enforced, then this Fulfillment Agreement shall be interpreted and construed in all respects as if such invalid or unenforceable provision had never been a part of this Fulfillment Agreement.





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

     6.2  Amendment.  This Fulfillment Agreement may not be changed,
          ---------
modified, altered, amended, supplemented, cancelled, superseded, rescinded or terminated except by and in accordance with the terms of, a writing signed by both parties hereto and delivered to each of them in duplicate original counterparts.

     6.3  No Implied Waiver.  No consent to, or waiver, discharge or
          -----------------
release of, any provision, breach, failure or default in, of or under this Fulfillment Agreement shall be valid or effective unless in writing and signed by the party giving such consent or waiver or granting such discharge or release, and no specific consent, waiver, discharge or release shall constitute or be deemed or construed as a consent, waiver, discharge or release with respect to any other provision, breach, failure or default, whether or not of similar nature. Failure on the part of either party hereto to insist in any instance upon strict, complete and timely performance by the other party hereto of any term, provision, obligation or duty of or under this Fulfillment Agreement, to exercise any of its rights or privileges under this Fulfillment Agreement, to complain of any act or failure to act of the other, or to declare such other party in breach or default hereof or hereunder, irrespective of how long such failure continues, shall not constitute or be deemed or construed as a waiver by such party of any of its rights under this Fulfillment Agreement or otherwise.

     6.4  Notices.  Any notice, request, demand or other communication
          -------
required or permitted to be given under this Fulfillment Agreement shall be in writing and shall be deemed to have been given and delivered as of the date delivered if delivered personally, by overnight carrier or by telefax, or three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective address or addresses here following:

     If to Seller:

          THE NEW YORK TIMES COMPANY
          229 West 43rd Street
          New York, New York  10036
          Attn: Laura J. Corwin, Secretary
          Fax:  (212) 556-1009

     with a copy to:

          THE NEW YORK TIMES COMPANY
          229 West 43rd Street
          New York, New York  10036
          Attn:  Kenneth A. Richieri, Assistant General Counsel
          Fax:   (212) 556-4634










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

     If to Buyer:

          GRUNER + JAHR PRINTING AND PUBLISHING CO.
          Publishing Division
          685 Third Avenue
          New York, New York  10017
          Attn.:  John Heins, President
          Fax:    (212) 490-1214

     with a copy to:

          GRUNER + JAHR USA PUBLISHING
          685 Third Avenue
          New York, New York  10017
          Attn: Yvette Miller, General Counsel
          Fax:  (212) 986-2548

or to such other address as any of the foregoing may give to the others by like notice.

     6.5  Captions.   The captions at the headings of each Article and
          --------
Section of this Fulfillment Agreement are for convenience of reference only, and are in no way intended or to be used or applied to describe, interpret, construe, define or limit the scope, extent, intent or operation of this Fulfillment Agreement or of any term or provision hereof.

     6.6  Choice of Law.  This Fulfillment Agreement shall be governed
          -------------
by, and the terms and provisions hereof and the rights and duties created hereby shall be interpreted, construed and enforced in accordance with, the Laws of the State of New York.

     6.7  Remedies.  Each of the rights and remedies of the parties
          --------
hereto set forth in this Fulfillment Agreement shall be cumulative, independent of each other, and severally enforceable. All of such rights and remedies shall be in addition to, and not in lieu of, any and all other rights and remedies available to the parties hereto at law or in equity.

     6.8  Binding Effect and Assignment.  This Fulfillment Agreement
          -----------------------------
and the rights and obligations of the parties hereto shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but this Fulfillment Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     6.9  Gender and Number.  All references to, and each use of, the
          -----------------
masculine gender in this Fulfillment Agreement shall also be deemed references to, and a use of, the feminine and neuter genders unless the context clearly requires otherwise. All references to,










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

and each use of, the singular number in this Fulfillment Agreement shall also be deemed references to, and a use of, the plural number unless the context clearly requires otherwise.

     6.10 Entire Agreement.  This Fulfillment Agreement constitutes
          ----------------
the entire agreement and understanding of the parties hereto with respect to the matters set forth herein, and except for the Asset Purchase Agreement, all prior negotiations, drafts and other writings, and understandings relating to the subject matter of this Fulfillment Agreement are merged herein and are superseded, nullified and cancelled by this Fulfillment Agreement.

     6.11 Construction.  The terms and provisions of this Fulfillment
          ------------
Agreement and the wording used herein shall in all cases be interpreted and construed simply in accordance with their fair meanings and not strictly for or against either party hereto.

     6.12 Third Party Beneficiaries.  There are no third party
          -------------------------
beneficiaries of or in this Fulfillment Agreement or any of the terms or provisions hereof or any of the rights, privileges, duties, liabilities or obligations created hereby.

     6.13 Counterparts.  This Fulfillment Agreement may be executed
          ------------
and delivered in one or more counterparts, in the English language, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument, and it shall not be necessary, in proving the existence or contents of this Fulfillment Agreement, to produce, refer to or account for (a) any particular counterpart in preference to any other counterpart or counterparts, or (b) more than one counterpart.

     6.14 No Publicity.  Neither party to this Fulfillment Agreement
          ------------
shall issue any press release or make any public announcement of any kind concerning the existence of contents of this Fulfillment
Agreement or the transactions contemplated hereby without the prior written consent thereto of the other party.

     6.15 Independent Contractor.  This Fulfillment Agreement does not
          ----------------------
constitute and shall not be construed as constituting a partnership or joint venture between the parties. Neither party shall have any right to obligate or bind the other party in any manner other than as specifically provided herein, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

     6.16 Definitions.  Unless otherwise defined in this Fulfillment
          -----------
Agreement, all capitalized terms used herein shall have the same meanings as ascribed to them in the Asset Purchase Agreement.







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

     IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the day and year first above written.

                    SELLER:
                    THE NEW YORK TIMES COMPANY


                    By:  ___________________________
                    Name:
                    Title:


                    THE FAMILY CIRCLE, INC.


                    By:  ___________________________
                    Name:
                    Title:


                    BUYER:
                    GRUNER + JAHR PRINTING AND PUBLISHING CO.


                    By:  ___________________________
                    Name:
                    Title:




















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